UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road,	Charlotte,	North Carolina	28277
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (980) 365-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B	BHFAO	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series C	BHFAN	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2021, the Board of Directors (the “Board”) of Brighthouse Financial, Inc. (the “Company”) increased the number of directors serving on the Board from eight to nine effective November 17, 2021 and appointed Carol D. Juel as a member of the Board, also effective November 17, 2021, to fill the resulting vacancy and serve until the Company’s 2022 annual meeting of stockholders. Ms. Juel was also appointed to serve on the Audit Committee and the Finance and Risk Committee of the Board.

After considering all the relevant facts and circumstances, the Board determined that Ms. Juel qualifies as an independent director under applicable listing standards of The Nasdaq Stock Market LLC. There are no arrangements or understandings between Ms. Juel and any other persons pursuant to which she was selected as a director. There are no transactions in which Ms. Juel has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

For the remainder of 2021, Ms. Juel will only receive a prorated portion of the annual retainer for independent directors for her service as a director in accordance with the Company’s current compensation program for independent members of the Board, which is shown below:

Description	Amount and Form
Annual retainer for non-management directors	$285,000 ($120,000 paid in cash and $165,000 paid in equity)
Chairman of the Board additional annual retainer	$200,000 ($100,000 paid in cash and $100,000 paid in equity)
Audit Committee Chairperson additional annual retainer	$35,000 paid in cash
Chairperson of the Compensation and Human Capital Committee; Finance and Risk Committee; Investment Committee; or Nominating and Corporate Governance Committee additional annual retainer	$22,000 paid in cash

Except as noted in the table above with respect to the amount and of form of compensation, the Company’s compensation program for independent members of the Board is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2021 under “Board and Corporate Governance Practices — Director Compensation.”

A copy of the news release issued by the Company on November 1, 2021 announcing the appointment of Ms. Juel is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	News Release of Brighthouse Financial, Inc., dated November 1, 2021, announcing the appointment of Ms. Juel as a director.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Jacob M. Jenkelowitz
	Name:	Jacob M. Jenkelowitz
	Title:	Corporate Secretary

Date: November 1, 2021

4